Exhibit 10.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this

“Agreement”) is made effective as of August 1, 2026 (the “Effective Date”) by and between Heritage Global Inc., a Florida corporation (“Company”), and David Ludwig (“Senior Advisor”).

The parties previously entered into an Employment Agreement dated June 1, 2023 (the “Existing Agreement”) and now desire to amend and restate the terms of the Existing Agreement as provided in this Agreement.

Intending to be legally bound, the parties hereby agree as follows:

Section 1. Employment.

(a)
Employment Period. The term of this Agreement commences on the Effective Date and ends on July 31, 2027 (the “Initial Term”). Thereafter, this Agreement shall automatically renew for additional one-year terms (each a “Renewal Term”). Notwithstanding the foregoing, either party may elect to not renew the Initial Term or terminate Senior Advisor’s employment hereunder in accordance with Section 2. The period of time between the Effective Date and the termination or expiration of Senior Advisor’s employment hereunder is referred to herein as the “Employment Period.” The date on which Senior Advisor’s employment hereunder is terminated is referred to herein as the “Termination Date.”

(b)
Position and Duties.

(i)
During the Employment Period, Senior Advisor shall serve as a senior advisor for the business of Company’s Affiliates National loan Exchange, Inc., Heritage DebtX LLC, and HG Boston Note LLC (the “Financial Assets Division”). Senior Advisor shall report to the Company’s CEO. Senior Advisor shall provide advice and guidance as requested from time to time and shall pursue for the Financial Assets Division any business opportunities approved in advance by Company’s CEO. Employee hereby resigns any positions he may hold as an officer or director of Company or any of its Affiliates.

(ii)
Senior Advisor shall comply will all policies and procedures of Company and its Affiliates, as applicable and as may be amended by Company or Affiliates from time to time in Company or Affiliates’ sole discretion, including the written code of ethics of Company.

(c)
Salary and Benefits.

(i)
During the Initial Term, Company shall pay Senior Advisor an aggregate base salary equal to $400,000 in arrears in equal semi-monthly installments of $16,666.66 each, in accordance with the regular payroll practices of Company.

(ii)
During each Renewal Term, Company shall pay Senior Advisor an aggregate base salary equal to $200,000 in arrears in equal semi-monthly installments of $8,333.33 each, in accordance with the regular payroll practices of Company.

Exhibit 10.1

(iii)
During the Employment Period, Senior Advisor will be entitled to participate in all health benefit plans maintained by Company for its personnel generally, if any, in accordance with the terms of such plans and practices as in effect from time to time. Senior Advisor shall not be entitled to paid vacation, paid time off, or any other benefits or perquisites, but is entitled to such holidays as are established by Company’s policies.

(d)
Expenses. Subject to Company’s established policies and procedures for business expense reimbursement, which may be amended from time to time in Company’s sole discretion, Company shall pay or reimburse Senior Advisor (at Company’s option) for all business expenses that are approved in advance by Company in writing (email acceptable) and to be incurred by Senior Advisor in the course of performing Senior Advisor’s duties and responsibilities under this Agreement.

Section 2. Termination of Employment.

(a)
Either party may elect to not renew this Agreement and terminate Senior Advisor’s employment by giving written notice of nonrenewal not less than 30 days prior to the end of the Initial Term or any Renewal Term.

(b)
During any Renewal Term either party may terminate Senior Advisor’s employment at any time, without cause, upon thirty (30) days’ written notice to the other party.

(c)
During any Renewal Term, Company may terminate Senior Advisor’s employment immediately at any time for Cause by giving him written notice of termination.

Section 3. Effect of Termination of Employment.

(a)
Upon nonrenewal or termination of Senior Advisor’s employment in accordance with Section 2, neither Senior Advisor nor his beneficiaries or estate will have any further rights or claims against Company or its Affiliates under this Agreement, except the right to receive an amount equal to the earned but unpaid portion, if any, of the base salary specified in Section 1(c) through the Termination Date and any reimbursement that is due in accordance with Section 1(d). Sections 3 through 10 shall survive the expiration or termination of this Agreement and Senior Advisor’s employment and continue in full force and effect.

(b)
If Company elects to terminate Senior Advisor’s employment pursuant to Section 2(a) or 2(b) (a “Company At-Will Termination”) then Company may, in its sole discretion and without obligation to do so, elect to pay Senior Advisor an amount equal to $200,000 in severance (the “Severance Amount”).

(i)
If Company elects to not pay Senior Advisor the Severance Amount, then:

(A) Company shall notify Senior Advisor of Company’s election within 15 days after the date of notice of the Company At-Will Termination, and (B) notwithstanding the last sentence of Section 3(a), clause (i) of Section 4(b) (such clause, the “Noncompete”) shall not survive the Company At- Will Termination.

(ii)
If Company elects to pay Senior Advisor the Severance Amount, then: (A) Company shall notify Senior Advisor of Company’s election within 15 days after the date of notice

Exhibit 10.1

of the Company At-Will Termination, (B) Company shall pay Senior Advisor the Severance Amount in arrears in equal semi-monthly installments of $8,333.33 each, in accordance with the regular payroll practices of Company, and (C) the Noncompete shall survive the Company At-Will Termination and continue in full force and effect.

Section 4. Restrictions.

(a)
Senior Advisor shall at all times, both during the Employment Period and for a period of twelve (12) months following the Termination Date (or, with respect to any trade secret, for so long as such trade secret retains its status as such under applicable law), keep strictly confidential and not use or disclose to any third party any trade secret, information, knowledge or data not generally known to the public which Senior Advisor may have learned, discovered, developed, conceived, originated, prepared or received prior to, during or as a result of Senior Advisor’s employment by Company or any Affiliate with respect to the operations, businesses, affairs, products, services, technology, intellectual properties, Agents, customers, clients, pricing of products or services, policies, procedures, accounts, personnel, concepts, format, style, techniques or software of Company or any Affiliate, including the Intellectual Property Rights (defined below) of Company or its Affiliates (“Proprietary Information”). Senior Advisor acknowledges that Proprietary Information includes, without limitation, the business or other needs, requirements, preferences or other information relating to Agents and customers of Company or any Affiliate, acquisition targets of Company or any Affiliate and all information or data collected by Company with reference thereto. Proprietary Information shall not include any information that is or becomes generally available to the public other than as a result of a wrongful or unauthorized disclosure by Senior Advisor. Senior Advisor shall comply with any and all procedures which Company may adopt from time to time to preserve the confidentiality of any trade secret or other confidential and proprietary information. Immediately upon the Termination Date, Senior Advisor shall, at the option of Company (i) return to Company all Proprietary Information he has received or obtained, regardless of how recorded, including all copies thereof made by him or any employee, agent or advisor of or to him or (ii) destroy (or cause to be destroyed) all materials incorporating or based on such Proprietary Information. In each case, Senior Advisor shall certify in writing that the foregoing has been completed. Company may, in its sole discretion, upon or after the Termination Date, notify Senior Advisor’s new employer, clients or other parties that Senior Advisor has had access to certain trade secrets or other confidential and proprietary information which Senior Advisor is under a continuing obligation for the applicable time period not to use or disclose. In the event that Senior Advisor is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process) to disclose any Proprietary Information, Senior Advisor will give Company prompt written notice of such request or requirement so that Company may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and Senior Advisor will cooperate with Company to obtain such protective order. If, in the absence of a protective order or other remedy or the receipt of a waiver by Company, Senior Advisor is nonetheless, based upon the advice of counsel, legally compelled to disclose Proprietary Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, Senior Advisor may, without liability hereunder, disclose to such tribunal only that portion of the Proprietary Information which, based upon the advice of counsel, is legally required to be disclosed, provided that Senior Advisor exercises reasonable efforts to preserve the confidentiality of the Proprietary Information, including, without limitation, by cooperating with Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will

Exhibit 10.1

be accorded the Proprietary Information required to be disclosed by such tribunal. Notwithstanding the foregoing or anything in this Agreement to the contrary, nothing herein shall prohibit Senior Advisor from reporting, without prior notice to Company and without a protective order, a suspected violation of law to any governmental or regulatory agency and cooperating with such agency, receiving a monetary recovery for information provided to such agency, or making disclosures that are otherwise protected under applicable law or regulation. Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(A)
Senior Advisor will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(B)
If Senior Advisor files a lawsuit for retaliation by Company for reporting a suspected violation of law, Senior Advisor may disclose Company’s trade secrets to Senior Advisor’s attorney and use the trade secret information in the court proceeding if Senior Advisor (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

(b)
In order to protect Company from unfair competition and to prevent the unauthorized disclosure or use of the Proprietary Information, both during the Employment Period and for a period of twelve (12) months following the Termination Date, Senior Advisor shall not directly or indirectly: (i) engage in or become associated with any Competitive Activity (defined below); or

(ii) induce or influence any Agent, customer, supplier, or other person that has a business relationship with Company or any Affiliates to discontinue or reduce the extent of such relationship. Senior Advisor will be considered to have become “associated with a Competitive Activity” if he becomes, directly or indirectly, involved (in a business but not social capacity) with any Person that is engaged in a Competitive Activity in the United States of America, whether as an owner, employee, employer, consultant, principal, officer, director, independent contractor, agent, partner, advisor or in any other capacity, with or without compensation; provided, however, that Senior Advisor will not be prohibited from passive ownership of less than five percent (5%) of any publicly traded corporation that is in competition with Company. “Competitive Activity” means (i) engaging in the business conducted by the Financial Assets Division, including purchasing and selling surplus or distressed financial assets and facilitating such purchases and sales, or (ii) engaging in any other services being offered or planning to be offered by Company or its Affiliates on or before the Termination Date.

(c)
In order to protect Company from unfair competition and to prevent the unauthorized disclosure or use of the Proprietary Information, both during the Employment Period and for a period of twelve (12) months following the Termination Date, Senior Advisor shall not, directly or indirectly, for his own account or as a partner, joint venturer, employee, agent, or consultant of any third party: (i) solicit or seek to employ, engage, retain or solicit any person who, during any portion of the two (2) years prior to the Termination Date was, directly or indirectly, employed as an employee, engaged as an independent contractor or Agent or otherwise retained by Company or any Affiliates; or (ii) induce any Person to leave his or her employment with Company or any Affiliates, terminate an independent contractor or Agent relationship with Company or terminate

Exhibit 10.1

or reduce any contractual relationship with Company or any Affiliates; provided that the restrictions in subsection (c)(i) shall not apply to any Person who has not been employed or engaged by the Company in the six (6) months prior to the solicitation.

(d)
Both during and after the Employment Period for twelve months, except as required by applicable law or compelled by legal process, neither Senior Advisor nor anyone acting on his behalf will (i) make any derogatory, disparaging or critical statement about Company or its Affiliates, or any of their present or former officers, directors, employees, shareholders or (ii) without the prior written consent of Company, communicate, directly or indirectly, with the press or other media concerning Company or its Affiliates, or the present or former employees or business of Company or its Affiliates (other than incidental references to Company or its Affiliates or their business which are non-specific in nature and included as a part of Senior Advisor’s general market observations). Further, Company agrees that, both during and after the Employment Period for twelve months, except as required by applicable law or compelled by legal process, its officers and members of its board of directors will not (i) make any derogatory, disparaging or critical statement about Senior Advisor or (ii) without the prior written consent of Senior Advisor, communicate, directly or indirectly, with the press or other media concerning Senior Advisor. Nothing in this Agreement shall prohibit either Senior Advisor or Company from reporting violations of law or instances of harassment or discrimination. Specifically, Senior Advisor shall not be restricted from reporting allegations of unlawful employment practices (including wage and hour violations, discrimination and harassment) or criminal conduct to federal, state, or local government agencies; participating or testifying in any government agency proceedings; or engaging in protected concerted activities related to work conditions.

(e)
All works of authorship, processes, improvements, formulations, ideas, inventions, designs and discoveries, whether patentable or not and all patents, copyrights, trademarks, trade secrets, and other intellectual property rights that may be or have been conceived or developed by Senior Advisor either alone or with others, during the Employment Period or any extension or renewal thereof, whether or not conceived or developed during working hours, and with respect to which any equipment, supplies, facilities, or trade secret information of Company or any Affiliate was used, or that related to the business of Company or any Affiliate or to Company’s or any Affiliate’s actual or demonstrably anticipated research and development, or that result from any work performed by Senior Advisor for Company or any Affiliate (collectively “Intellectual Property Rights”), will be the sole property of Company. Notwithstanding anything herein to the contrary, as provided in the Employee Patent Act, 765 Ill. Comp. Stat. Ann. 1060/2, this Section 4(e) does not apply to an invention for which no equipment, supplies, facility, or trade secret information of Company or any Affiliate was used and which was developed entirely on the Senior Advisor’s own time, unless (i) the invention relates (A) to the business of Company or any Affiliate, or (B) to Company’s or any Affiliate’s actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by Senior Advisor for Company or any Affiliate.

(f)
All Intellectual Property Rights that are subject to copyright protection and reduced to tangible form in whole or in part by Senior Advisor in the course of his employment shall be deemed to be a “work made for hire” as that term is used in 17 U.S.C. 101 et seq., and Senior

Advisor shall take all actions reasonably requested by Company in order for Company to obtain or register copyrights in such material. To the extent not a “work made for hire,” Senior Advisor hereby assigns to Company the entire right, title, and interest in and to all Intellectual Property Rights which are to be the property of Company or any Affiliate under Section 4(e). To the extent such Intellectual Property Rights cannot be assigned to Company, Senior Advisor hereby grants Company an exclusive, worldwide, royalty free, perpetual, irrevocable and fully sub-licensable license to use and exploit such Intellectual Property Rights, in Company’s sole discretion, in all media now known and hereafter discovered as though Company were owner thereof. Upon request of Company, whether during or

Exhibit 10.1

following Senior Advisor’s employment, Senior Advisor shall execute all such assignments, oaths, declarations, and other documents as may be prepared by Company to effect the purposes of this paragraph. Upon request of Company from time to time, whether during or following Senior Advisor’s employment, Senior Advisor shall provide Company with all information, documentation, assistance, and other acts that Company reasonably may request to evidence, perfect, enforce, transfer, or defend Company’s proprietary rights in, to, or based upon Intellectual Property Rights which are to be the property of Company or any Affiliate under Section 4(e). Senior Advisor shall provide all such information, documentation, assistance, and other acts for no additional consideration other than actual and necessary out-of-pocket expenses that are incurred at Company’s request. Senior Advisor hereby irrevocably designates and appoints Company as his attorney-in-fact and agent to act for and on his behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of this paragraph with the same legal force and effect as if executed by Senior Advisor.

(g)
Illinois Statutory Limitation on Assignment. Senior Advisor understands and acknowledges that Work Product does not include, and any provision in this Agreement requiring Senior Advisor to assign (or otherwise providing for ownership by company or its Affiliates of) rights to an invention does not apply to, any invention that qualifies fully under the provisions of 765 ILCS 1060/2(1), including any idea or invention that is developed entirely on Senior Advisor’s own time without using the equipment, supplies, facilities or trade secret information of Company or its Affiliates, and that does not either (i) relate to the business, or actual or demonstrably anticipated research or development of Company or its Affiliates or (ii) result from any work performed by Senior Advisor for Company or its Affiliates.

(h)
Senior Advisor shall abide by policies related to his employment by Company applicable to comparable Senior Advisors as they are promulgated by Company from time to time.

(i)
Senior Advisor acknowledges that the breach or attempted or threatened breach of this Section 4 will result in immediate and irreparable injury to Company for which Company will not have an adequate remedy at law. As such, Senior Advisor acknowledges and agrees that Company shall be entitled, in addition to all other remedies, to a decree of specific performance thereof and to a temporary and permanent injunction enjoining such breach, without the necessity of posting bond or furnishing any similar security. The parties’ obligations under this Section 4 will survive any termination of Senior Advisor’s employment or this Agreement hereunder, including, without limitation, any termination due to nonrenewal of the Agreement.

Section 5. Acknowledgments By Senior Advisor.

Senior Advisor understands that the restrictions contained in Section 4 are being entered into in as a condition for continued employment with Company and Company entering into this Agreement. Senior Advisor acknowledges that Senior Advisor has received and will receive sufficient consideration and other benefits as an employee of Company and as otherwise provided hereunder to clearly justify such restrictions, which, given the education, skills and ability of Senior Advisor, will not prevent Senior Advisor from earning a livelihood. Senior Advisor further acknowledges that this Agreement would not have been entered into and the benefits described in Section 1 and Section 3 would not have been promised in the absence of Senior Advisor’s promises under Section 4. Further, with respect to those covenants set forth in Sections 4(b) and (c) above, Senior Advisor acknowledges that Company has advised him to consult with an attorney before entering into said covenants and that Company shall provide Senior Advisor with not less than 14 calendar days to review the covenants prior to executing this Agreement, provided Senior Advisor may voluntarily elect to sign this Agreement including said covenants before the expiration of the 14-day period.

Exhibit 10.1

Section 6. Tax Withholding and Set off.

Company may withhold from any compensation payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling. Company shall have the right to set off any payments owed to Senior Advisor under this Agreement against amounts owed to Company or its Affiliates by Senior Advisor; provided, however, that such set off shall be made only if the set off does not cause the imposition of tax or additions to tax pursuant to Section 409A(a)(1) of the Code. Notwithstanding anything herein to the contrary, Senior Advisor shall be treated as an “employee” for federal and state tax purposes and also for purposes of any other state or federal laws governing unemployment compensation, disability benefits or similar such law.

Section 7. Definitions.

(a)
“Affiliate” means any other Person controlling, controlled by, or under common control with Company, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

(b)
“Agent” means any Person which has received or is entitled to receive a commission from Company related to the sale or marketing of Company’s products or services.

(c)
“Cause” means actions or omissions by Senior Advisor: (i) constituting fraud, larceny, embezzlement, conversion or otherwise involving the misappropriation of assets of Company or any Affiliate or any other illegal conduct with respect to Company or any Affiliate which acts are harmful to, either financially, or to the business reputation of, Company or any Affiliate, in each case involving an amount in excess of $5,000 individually or in the aggregate; (ii) constituting gross negligence or intentional misconduct which damages Company or any Affiliate, in each case involving an amount in excess of $5,000 individually or in the aggregate; (iii) resulting in a conviction (or a plea of guilty or no contest) for any felony or any crime of moral turpitude; (iv)

constituting habitual alcohol or substance abuse; (v) constituting a material breach of this Agreement which, if curable, is not cured within fifteen (15) days after receipt of written notice thereof; (vi) constituting a material failure by Senior Advisor to perform his duties, which nonperformance continues after written notice thereof and a fifteen (15) day chance to cure; (vii) resulting in an unauthorized breach of Company’s Code of Conduct which if curable, is not cured within (15) days after receipt of written notice thereof; (viii) constituting a breach of the fiduciary duty owed by Senior Advisor to Company or any Affiliate which, if curable, is not cured within fifteen (15) days after receipt of written notice thereof; or (ix) otherwise constituting a material breach of this Agreement that, if curable, is not cured within 15 days after receipt of written notice thereof.

(d)
“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency or political subdivision thereof), or any other legal entity.

Section 8. Notices.

Any notice provided for in this Agreement must be in writing and must be either personally

Exhibit 10.1

delivered, mailed by first class mail (postage prepaid and. return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

If to Company:

Heritage Global Inc. 6130 Nancy Ridge Drive San Diego, CA 92121 Attention: Ross Dove

with a copy via email to jsklar@hginc.com If to Senior Advisor:

David Ludwig

10 Sunset Hills Professional Centre Edwardsville, IL 62025

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the

U.S.
or Canadian mail.

Section 9. Section 409A Savings Clause.

(a)
Application of Section 409A. It is intended that this Agreement will comply with or be exempt from the requirements of Section 409A of the Code and the interpretive guidance thereunder, and this Agreement will be administered accordingly, and interpreted and construed on a basis consistent with such intent. The rules set forth in this Section 9 shall apply with respect to any payments that may be subject to Section 409A of the Code notwithstanding any other provision of this Agreement.

(b)
Delayed Payments.

(i)
Notwithstanding any other payment schedule provided herein to the contrary, if, and only if, Senior Advisor is deemed on the Termination Date to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then the terms of this Section 9(b) shall apply as required by Section 409A of the Code. Any payment that is considered deferred compensation under Section 409A of the Code payable on account of a “separation from service” shall be made on the date which is the earlier of (y) the expiration of the six (6) month period measured from the date of such “separation from service” of Senior Advisor or (z) the date of Senior Advisor’s death (the “Delay Period”) to the extent required under Section 409A of the Code. Upon the expiration of the Delay Period, all payments delayed pursuant to the immediately preceding sentence (whether they otherwise would have been payable in a single sum or in installments in the absence of such delay) shall be paid to Senior Advisor in a lump sum by Company, and all remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein; and

(ii)
To the extent that any benefits to be provided during the Delay Period are

Exhibit 10.1

considered deferred compensation under Section 409A of the Code provided on account of a “separation from service,” and such benefits are not otherwise exempt from Section 409A of the Code, Senior Advisor shall pay the cost of such benefits during the Delay Period, and Company shall reimburse Senior Advisor, to the extent that such costs otherwise would have been paid by Company or to the extent that such benefits otherwise would have been provided by Company at no cost to Senior Advisor, Company’s share of the cost of such benefits upon expiration of the Delay Period, and any remaining benefits shall be reimbursed or provided by Company in accordance with the procedures specified herein.

(c)
Separation from Service. For purposes of this Agreement, the phrase termination of employment or any similar term or phrase shall mean Senior Advisor’s “Separation from Service” as defined by the default provisions of Treas. Reg. § 1.409A-1(h).

(d)
Series of Payments. For purposes of the application of Treas. Reg. § 1.409A-1(b)(4) (or any successor provision), each payment in a series of payments to Senior Advisor will be deemed a separate payment.

(e)
Additional Section 409A Provisions. For purposes of Section 409A of the Code, (i) Senior Advisor may not, directly or indirectly, designate the calendar year of any payment; (ii) no acceleration of the time and form of payment of any nonqualified deferred compensation to Senior Advisor or any portion thereof, shall be permitted; and (iii) to the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement may constitute nonqualified deferred compensation (within the meaning of Section 409A of the Code, (A) any such expense reimbursement shall be made by Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Senior Advisor, (B) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (C) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in- kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.

(f)
No Liability for Damages. While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on Senior Advisor as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

Section 10. General Provisions.

(a)
Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. Notwithstanding the foregoing, if the scope of any provision in Section 4 is found to be too broad to permit enforcement of such provision to its full extent, the parties consent to judicial modification of such provision and enforcement to the maximum extent permitted by law.

Exhibit 10.1

(b)
Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, for the avoidance of doubt, the Existing Agreement. However, this Agreement shall have no effect on any stock, shares, or ownership interests Employee has in the Company, its Affiliates or Agents. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(c)
Counterparts. This Agreement may be executed in separate counterparts (and the same may be delivered by means of facsimile or PDF file), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d)
Successors and Assigns. No party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of each other party. Any purported assignment or delegation in violation of this Section shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(e)
Choice of Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without regard to conflict of laws principles. Exclusive venue for any action arising out of or related to this Agreement will be only in state or federal court located in Madison County, Illinois and each party consents to the exclusive jurisdiction of such courts and waives any defense based on lack of personal jurisdiction or inconvenient forum.

(f)
Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT BE TRIED BY JURY. EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO DEMAND TRIAL BY JURY.

(g)
Amendment and Waiver. The provisions of this Agreement may be amended and/or waived only with the prior written consent of Company and Senior Advisor.

(h)
Independent Legal Advice. Senior Advisor acknowledges that he has had the opportunity to seek independent legal and tax advice in his review of this Agreement, and that he has not relied on any statements by Company or its Affiliates, or their legal counsel with regard to the same.

(i)
Nonwaiver. No failure or neglect of either party in any instance to exercise any right, power, or privilege hereunder or under law shall constitute a waiver of any other right, power, or privilege or of the same right, power, or privilege in any other instance. All waivers by either party must be contained in a written instrument signed by the party to be charged and, in the case of Company, by an officer of Company (other than Senior Advisor) or other person duly authorized by Company.

(j)
No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.

Exhibit 10.1

* * * *

The parties hereby execute this Amended and Restated Employment Agreement as of the Effective Date.

COMPANY:

HERITAGE GLOBAL INC.

By: Name: James Sklar

Title: EVP, General Counsel and Secretary

SENIOR ADVISOR:

/s/ David Ludwig___

DAVID LUDWIG

Heritage Global Inc..